AMENDMENT AGREEMENT

This Amendment Agreement (the “Agreement”), dated as of December 31, 2008, is by and among ICP Solar Technologies, Inc., a Nevada corporation (the “Company”) and the investors signatory hereto (each, a “Buyer” and collectively, the “Buyers”).

WHEREAS, on or about June 13, 2008, the Company and the Buyers entered into a Securities Purchase Agreement (the “SPA”);

WHEREAS, pursuant to the SPA each Buyer purchased the aggregate principal amount of the Company’s 11% Senior Secured Convertible Debenture Due June 13, 2010 (the “Debentures”) and associated “A” Warrants, “B” Warrants and “C” Warrants (collectively the “Warrants”) as set forth in the Schedule of Buyers to the SPA.

WHEREAS, the parties hereto wish to amend certain terms of the Transaction Documents, as defined in the SPA.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Buyers and the Company agree as follows:

ARTICLE I

DEFINITIONS

  Capitalized terms not defined in this Agreement shall have the meanings ascribed to such terms in the SPA.

ARTICLE II

AMENDMENTS AND OTHER AGREEMENTS

Section 2.1 Amendment of the Debentures

The Debentures are amended and restated in the form attached hereto as Exhibit A.   The Company and the Buyers expressly agree and acknowledge that in consideration for the terms of this Agreement, the principal balance of the amended and restated Debenture constitutes 115% of the sum of (i) the principal amount of the Debentures that was outstanding immediately prior to the date of this Agreement plus (ii) all accrued and unpaid interest through December 31, 2008.  The Company and the Buyers agree and acknowledge that, immediately following the execution of this Agreement, the outstanding principal amount of each Buyer’s Debenture will be as set forth below:

Name of Buyer	Outstanding Principal Amount of Buyer’s Debenture Immediately Following the Execution of this Agreement
BridgePointe Master Fund Ltd.	$1,476,844.18
Platinum Long Term Growth VI, LLC	$984,562.79
Gemini Master Fund, Ltd.	$492,281.40

Section 2.2

 Amendment to the Exercise Price of the Warrants

The Warrants are amended as follows:  The amended and restated Warrants shall be in the form attached hereto as Composite Exhibit B.

(a)

The first sentence of Section 3 of the Series A Warrants is hereby deleted and replaced with the following:

“The Exercise Price (“Exercise Price”) shall initially equal $0.50 per share (the “Initial Exercise Price”), provided that as of December 31, 2008, the Exercise Price shall be reduced, but not increased, to $0.25 per share, all subject to adjustment pursuant to the terms hereof, including but not limited to Section 5 below.”

(b)

The first sentence of Section 3 of the Series B Warrants is hereby deleted and replaced with the following:

“The Exercise Price (“Exercise Price”) shall initially equal $1.00 per share (the “Initial Exercise Price”), provided that as of December 31, 2008, the Exercise Price shall be reduced, but not increased, to $0.25 per share, all subject to adjustment pursuant to the terms hereof, including but not limited to Section 5 below.”

(c)

The first sentence of Section 3 of the Series C Warrants is hereby deleted and replaced with the following:

“The Exercise Price (“Exercise Price”) shall initially equal $1.00 per share (the “Initial Exercise Price”), provided that as of December 31, 2008, the Exercise Price shall be reduced, but not increased, to $0.50 per share, all subject to adjustment pursuant to the terms hereof, including but not limited to Section 5 below.”

(d)

The Buyers hereby waive any “Milestone Adjustments” (as defined in the Warrants) that were required under the terms of the Warrants prior to December 31, 2008, provided that it is agreed and understood that nothing herein shall prevent any downward adjustment of the Exercise Price of any of the Warrants in accordance with their terms, including but not limited to “Milestone Adjustments” as defined in the Warrants, occurring after December 31, 2008.

(e)

The Company and the Buyers each agree and acknowledge that the reduction of the Exercise Price of the Series A Warrant to $0.25 per share on December 31, 2008 will result in an adjustment to the number of Warrant Shares as described in the Series A Warrant, including but not limited to Section 5(k) thereof.  The Company and the Buyers agree and acknowledge that, immediately following the reduction of the Exercise Price of the Series A Warrants to $0.25 on December 31, 2008, the number of outstanding Series A Warrants of each Buyer will be as set forth below (unless such number is already greater than the number set forth below by virtue of a prior adjustment):

Name of Buyer	Number of Series A Warrants Held by Buyer Immediately Following the Execution of this Agreement
BridgePointe Master Fund Ltd.	6,666,668
Platinum Long Term Growth VI, LLC	4,444,444
Gemini Master Fund, Ltd.	2,222,220

Notwithstanding the above, if the Exercise Price of the Series A Warrants is adjusted to a price lower than $0.25 under its terms, then the number of Series A Warrants shall be further increased accordingly.

(f)

The Company and the Buyers each agree and acknowledge that the reduction of the Exercise Price of the Series B Warrant to $0.25 per share on December 31, 2008, will result in an adjustment to the number of Warrant Shares as described in the Series B Warrant, including but not limited to Section 5(k) thereof.  The Company and the Buyers agree and acknowledge that, immediately following the reduction of the Exercise Price of the Series B Warrants to $0.25 on December 31, 2008, the number of outstanding Series B Warrants of each Buyer will be as set forth below (unless such number is already greater than the number set forth below by virtue of a prior adjustment):

Name of Buyer	Number of Series B Warrants Held by Buyer Immediately Following the Execution of this Agreement
BridgePointe Master Fund Ltd.	13,333,336
Platinum Long Term Growth VI, LLC	8,888,888
Gemini Master Fund, Ltd.,	4,444,440

Notwithstanding the above, if the Exercise Price of the Series B Warrants is adjusted to a price lower than $0.25 under its terms, then the number of Series B Warrants shall be further increased accordingly.

(g)

The Company and the Buyers each agree and acknowledge that the reduction of the Exercise Price of the Series C Warrant to $0.50 per share on December 31, 2008 will result in an adjustment to the number of Warrant Shares as described in the Series C Warrant, including but not limited to Section 5(k) thereof.  The Company and the Buyers agree and acknowledge that, immediately following the reduction of the Exercise Price of the Series C Warrants to $0.50 on December 31, 2008, the number of outstanding Series C Warrants of each Buyer will be as set forth below (unless such number is already greater than the number set forth below by virtue of a prior adjustment):

Name of Buyer	Number of Series C Warrants Held by Buyer Immediately Following the Execution of this Agreement
BridgePointe Master Fund Ltd.	6,666,668
Platinum Long Term Growth VI, LLC	4,444,444
Gemini Master Fund, Ltd.,	2,222,220

Notwithstanding the above, if the Exercise Price of the Series C Warrants is adjusted to a price lower than $0.50 under its terms, then the number of Series C Warrants shall be further increased accordingly.

(h) Within five (5) Business Days of any increase of the number of Warrants held by the Buyer, including but not limited to an increase occurring as a result of a price adjustment on December 31, 2008, the Company shall issue to Buyer additional warrant certificates  representing such increased number of Warrants, it being understood that the Warrants represented by such additional warrant certificates shall be deemed issued and paid for on June 13, 2008 for all purposes, including but not limited to Rule 144 under the Securities Act .

Section 2.3

  Amended and Restated Registration Rights Agreement

The Registration Rights Agreement delivered pursuant to, and as defined in, the SPA, is amended and restated in the form attached hereto as Exhibit C.

Section 2.4

Securities Purchase Agreement

(a) The following is hereby considered to be added as item (e) in the definition of “Exempt Issuance” in Section 1(a) of the SPA:

(e) any Common Stock, up to a maximum aggregate amount of 3,000,000 shares,  issued or issuable in lieu of payment for monies or fees owing as a result to an existing obligation or of a renegotiation of an existing obligation to pay such monies or fees owing.”

(b)

The following is hereby added immediately following Section 4(r) of the SPA:

“(s)     EPOD Note Payments.  The Company acknowledges and represents that, pursuant to the debenture (together with any accompanying promissory notes or other agreements related to such debt, collectively referred to as the “EPOD Note”) issued pursuant to the Second Amendment to the Share Purchase Agreement, which Share Purchase Agreement is dated May 9, 2007, by and between the Company and EPD Solar, Inc., a corporation organized under the laws of British Columbia, Canada (“EPOD”)(which agreement was assumed from ISE LLC), EPOD owes at least $2,241,200 to the Company, $1,060,600 of which is required to be paid to the Company by EPOD in cash, in monthly payments of  $40,000 (the “EPOD Monthly Payments”) commencing on April 18, 2008 until the balance is paid in full.  The Company agrees, concurrently with the execution of this Agreement, to deliver to Roswell Capital Partners, LLC, as collateral agent for the Buyers (the “Collateral Agent”) the original of the EPOD Note and a bond power (the “Bond Power”)(executed and medallion guaranteed, as necessary, in the manner required to effect assignment of the EPOD Note under applicable law) whereby the Company assigns all of its right, title and interest in the EPOD Note to the Collateral Agent for the pro rata benefit of the Buyers .  In the event that a non-assignment clause in the EPOD Note prohibits such assignment, then the Company shall use its best efforts to have EPOD waive such prohibitions and allow such assignment.  If, after the Company’s best efforts, the Company cannot effect the assignment of the EPOD Note by January 9, 2009 because EPOD still refuses to waive any prohibitions, then the Company shall nevertheless promptly thereafter but in any event not later than January 15, 2009, send the original EPOD Note and a Bond Power to the Collateral Agent to hold as security, in order to perfect the Buyers’ security interest in the EPOD Note.

Following the completion of the assignment of all of the Company’s right, title and interest in the EPOD Note to the Collateral Agent for the pro rata benefit of the Buyers, the principal amount of each Buyer’s Debenture shall be reduced by an amount equal to such Buyer’s Pro Rata Portion of any amounts paid by EPOD to the Collateral Agent and subsequently paid to the Buyers in an amount equal to their Pro Rata Portion of the EPOD Note.  For purposes hereof, Pro Rata Portion shall have the meaning set forth in the table below for each of the respective Buyers:

Name of Buyer	Pro Rata Portion
BridgePointe Master Fund Ltd.	1/2
Platinum Long Term Growth VI, LLC	1/3
Gemini Master Fund, Ltd.	1/6

In the event that the Company pays off the balance of all of the Debentures in full, and any portion of the EPOD Note remains outstanding, the Collateral Agent shall assign the remainder of the EPOD Note back to the Company.

In the event that, notwithstanding the Company’s best efforts, the Company has not been able to effect the assignment of its right, title and interest in the EPOD Note to the Collateral Agent for the pro rata benefit of the Buyers by January 15, 2009, then the Company shall, to the fullest extent allowed under the terms of the EPOD Note, within thirty days of a written request given by the Collateral Agent anytime thereafter that EPOD has not made all  payments due under the terms of the EPOD Note, either (i) commence an action in an appropriate state or federal court to collect all amounts past due on the EPOD Note and use its best efforts to pursue such action through judgment and collection, or (ii) execute an assignment of claims, whereby the Company assigns to the Collateral Agent for the benefit of the Buyers its rights to pursue a collection action against EPOD on the EPOD Note.

(t)

   Lockbox Account.

(i)

Lockbox Account.   By no later than January 15, 2009, the Company shall enter into a standard Lockbox Agreement (as defined below), in a form acceptable to the Buyers, with the Buyers and with a reputable national bank. For purposes hereof, “Lockbox Agreement” shall mean an agreement between the Company, the Buyers and a reputable national bank, whereby the bank (the “Lockbox Agent”) agrees to receive payments directly from the Company’s customers and payors, including but not limited to EPOD, agrees to process such remittances and to deposit them directly into a specified account (the “Lockbox Account”) and agrees to sweep the deposited funds into a Sweep Account, as described in subsection (iv) below.

(ii)

Lockbox Invoices to Customers.  The Company agrees to deliver  instructions (each, “Lockbox Payment Instructions”) by not later than January 15, 2009, to each of the Company’s existing customers requiring each customer to remit all payments made to the Company on or after February 1, 2009 through and including all payments made, or due to be made, to the Company for so long as any Debentures remain outstanding, directly to the Lockbox Account and to deliver such Lockbox Payment Instructions to EPOD requiring EPOD to make all future EPOD Monthly Payments on the EPOD Note directly to the Lockbox Account (until such time, if any, as the assignment of the EPOD Note to the Buyers has been completed).  Furthermore, the Company agrees to send Lockbox Payment Instructions to each future customer within five (5) Business Days of the Company’s first contract or purchase order with the customer. Upon shipment of product to a customer, the Company shall provide the customer with an invoice requiring that payments on the receivables be remitted directly to the Lockbox Account (each, a “Lockbox Invoice”). The Company shall promptly provide each of the Buyers with a copy of each Lockbox Payment Instruction and each Lockbox Invoice, together with evidence that each has been delivered to the applicable customer, by not later than five (5) Business Days of the date that such instructions are required to be delivered to the applicable customer.  The parties agree and acknowledge that a failure by the Company to timely provide Lockbox Payment Instructions and Lockbox Invoices to any customer as required above, or a failure to provide the Buyers with a copy of each Lockbox Payment Instruction and Lockbox invoice as required above, shall constitute an Event of Default under the Debentures.

(iii)  Return of Misdelivered Funds to the Lockbox Account.  In the event that, anytime on or after January 1, 2009, the Company shall receive any payment from a customer or shall receive any payment from EPOD (each, a “Misdelivered Payment” and collectively, “Misdelivered Payments”), the Company shall hold such Misdelivered Payments in trust for the Buyers and shall promptly, but in any event within two (2) business days of the date that the Company received such funds, forward such Payments to the Lockbox Account for processing.  The parties agree and acknowledge that a failure by the Company to timely forward Misdelivered Payments to the Lockbox Account shall constitute an Event of Default under the Debentures, shall constitute a breach of fiduciary duties  and shall constitute an act of civil theft.

(iv)

          Sweep of Funds from Lockbox.  Simultaneously with the execution of the Lockbox Agreement, the Company shall provide irrevocable instructions to the Lockbox Agent to sweep, on each Sweep Date (as defined below) an amount of funds equal to the Sweep Amount (as defined below) out of the Lockbox Account into a separate account (the “Sweep Account”) controlled by the Collateral Agent (as defined in the Security Agreement).  The parties  agree that the funds received into the Sweep Account shall be disbursed to the Buyers (pro rata to each Buyer, based upon the principal amount of each Buyer’s Debenture as of the date hereof) within two (2) business days of each date that  funds are received into the Lockbox Account (each, a “Sweep Date”), and such funds shall be applied first toward interest due on the Debentures, next toward reduction of any due and unpaid Monthly Redemption Amounts (as defined in the Debentures), next toward reduction of the principal amount of the Debentures, until paid in full, and any remaining amounts shall be disbursed to the Company.   For purposes hereof, up through May 31, 2009, the “Sweep Amount” as of any Sweep Date shall mean the difference of (x) 10% of all funds received into the Lockbox Account from its inception up through a given Sweep Date, either directly or indirectly from the company’s customers, plus 100% of all payments received into the Lockbox Account from its inception up through a given Sweep Date, either directly or indirectly from EPOD, minus (y) all amounts that have been swept out of the Lockbox Account into the Sweep Account from the inception of the Lockbox Account through the Sweep Date in question (collectively, the “Pre-May 31 Sweep Amount”), and after May 31, 2009, the “Sweep Amount” as of any Sweep Date shall mean the greater of (x) the aggregate amount of any Monthly Redemption Amounts (as defined in the Debentures) that are then due and unpaid to any Buyers plus the aggregate amount of any Interest (as defined in the Debentures) that is then due and unpaid to any Buyers (collectively, the “Due Payment Amount”), and (y) the Pre-May 31 Sweep amount as determined on the Sweep Date in question, provided that in no event shall a Sweep Amount determined for a Sweep Date after May 31, 2009 exceed the Due Payment Amount.

(c)  The portion of Section 9(b) of the SPA which currently reads as follows:

With Copy to:

Andrew J. Merken, Esq.

Burns & Levinson LLP

125 Summer Street

Boston, Ma. 02110

Telephone:  617-345-3740

Fax:  617-345-3299

Is hereby amended and replaced with the following:

With Copy to:

Josef B. Volman, Esq.

Burns & Levinson LLP

125 Summer Street

Boston, Ma. 02110

Telephone:  617-345-3895

Fax:  617-345-3299

Section 2.5

Amended and Restated Security Agreement.

The Security Agreement delivered pursuant to, and as defined in, the SPA, is hereby amended and restated in the form attached hereto as Exhibit D.

Section 2.6

Other Agreements.

(a) The Company agrees that it has at least 100,000,000 shares of common stock authorized, at least 35,000,000 of which are currently reserved for issuance upon conversion of the Debentures and upon exercise of the Warrants.  Promptly following the date hereof (but in any event by not later than May 1, 2009), the Company will take all corporate action necessary to authorize and reserve an additional number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares obtaining stockholder approval of an increase in such authorized number of shares, such that the number of shares of Common Stock that are authorized and reserved for issuance upon the conversion of the Debentures and upon the exercise of the Warrants is at least 150,000,000 shares, which shares shall be reserved pro rata for each Buyer based upon the Pro Rata Portion, as defined in Section 2.4(b) of this amendment Agreement .

(b)  The Company shall deliver the original EPOD Note to the Collateral Agent (as defined in the Security Agreement), along with any necessary assignment documents, for the Collateral Agent to hold on behalf of the Buyers as security for the debt owed under the Debentures.

(c) The Company and the Buyers agree that, for purposes of Rule 144(f), it is intended, understood and acknowledged that the Common Stock issuable upon conversion of the Debenture, and upon an exercise of the Warrants in a cashless exercise transaction, shall be deemed to have been acquired at the time that the Debenture and the respective Warrants were originally issued, notwithstanding the amendments to the Debentures and the Warrants described herein.  Moreover, it is intended, understood and acknowledged that the holding period for the Common Stock issuable upon exercise of the Debenture shall be deemed to have commenced on the date the Debenture was originally issued and the holding period for the Common Stock issuable upon exercise of the Warrants, including but not limited to any Warrants evidenced by additional warrant certificates issued to represent additional warrant shares pursuant to Section 2.2 hereof, in a cashless exercise transaction shall be deemed to have commenced on the date that the Warrants were originally issued, notwithstanding the amendments to the Debentures and the Warrants described herein.

(d)   For so long as any of the Debentures remain outstanding, the Company shall not issue any Common Stock Equivalents to the extent that, immediately following such issuance, the fully diluted number of shares that would be issuable upon the full conversion of all of the Buyers’ outstanding Debentures and the full exercise of all of the Buyers’ outstanding Warrants (in each case, without regard to any applicable contractual restrictions on conversion or exercise), in the aggregate, would be less than X% of the fully diluted shares of the Company immediately following such issuance, where “X%” shall equal 60% from the date hereof until December 15, 2010, shall equal 30% from December 16, 2010 until December 15, 2011, and shall equal 0% thereafter.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1    Representations and Warranties of the Company

 The Company hereby represents and warrants to the Buyers that as of the date of its execution of this Agreement:

(a) Authorization; Enforcement

  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement, and the amendments to the Transaction Documents (as defined in the Securities Purchase Agreement) described herein, and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement and the amendments to the Transaction Documents (as defined in the Securities Purchase Agreement) described herein, by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Company and no further action is required by such Company, its board of directors or its stockholders in connection therewith.  This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) No Conflicts

  The execution, delivery and performance of this Agreement and the amendments to the other Transaction Documents (as defined in the Securities Purchase Agreement) by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

(c) Authorization and Reservation Requirements. The Company represents that it has at least 100,000,000 authorized shares of Common Stock and that it has reserved (pro rata as to each Buyer, based upon the initial principal amount of its Debenture) from its authorized and unissued Common Stock at least 35,000,000 shares of Common Stock, free from preemptive rights, to provide for the issuance of Common Stock upon the conversion of the Debentures and to provide for the issuance of Common Stock upon the exercise of the Warrants (as defined in the SPA).

(d) Other Representations, Warranties and Covenants

The Company hereby represents and warrants to each Buyer that the Company’s representations and warranties set forth in the SPA are true and correct as of the date hereof in all material respects.

(e)   Perfection of Liens on Patents.  The Company hereby represents and warrants to each Buyer that the Company has made all necessary filings in all appropriate jurisdictions to fully perfect the Buyers’ security interests in all of the United States patents and patents pending owned by the Company or any of its subsidiaries, as reflected in the Notices of Recordation with the United States Patent and Trademark Office, dated June 23, 2008 and June 24, 2008, respectively, each of which is attached hereto as Composite Exhibit E.

(f)     Capitalization Table and Debt Table.  The Company hereby represents and warrants to each Buyer that the Company’s capitalization as of the date hereof is as described in the capitalization table attached hereto as Schedule 3.1(f-1) and that all of the Company’s outstanding indebtedness is accurately described in the table of indebtedness attached hereto as Schedule 3.1(f-2).

Section 3.2    Representations and Warranties of the Buyers

  The Buyer hereby makes the representations and warranties set forth below to the Company that as of the date of its execution of this Agreement:

(a) Due Authorization. Such Buyer represents and warrants that (i) the execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on its behalf and (ii) this Agreement has been duly executed and delivered by such Buyer and constitutes the valid and binding obligation of such Buyer, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

ARTICLE IV

MISCELLANEOUS

Section 4.1    Notices

Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be made in accordance with the provisions of the SPA.

Section 4.2    Survival

 All warranties and representations (as of the date such warranties and representations were made) made herein or in any certificate or other instrument delivered by it or on its behalf under this Agreement shall be considered to have been relied upon by the parties hereto and shall survive the transactions contemplated hereby. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties; provided however that no party may assign this Agreement or the obligations and rights of such party hereunder without the prior written consent of the other parties hereto.

Section 4.3    Counterparts; Signatures By Facsimile

 This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

Section 4.4

                         Severability

 If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

Section 4.5

                         Filing of Form 8-K

Within 4 Trading Days of the date hereof, the Company shall issue a Current Report on Form 8-K, reasonably acceptable to each Buyer disclosing the material terms of the transactions contemplated hereby, which shall include this Agreement, and the schedules hereto, as an attachment thereto.  Each Buyer undertakes to provide approval or final comments within two (2) business days of being presented with a draft of the Company’s current report on Form 8-K.

Section 4.6   Entire Agreement

The Agreement, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Section 4.7   Construction

 The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 4.8    Independent Nature of Buyers’ Obligations and Rights

 The obligations of each Buyer hereunder are several and not joint with the obligations of any other Buyers hereunder, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Buyer pursuant hereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Buyer shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

Section 4.9

                          Further Assurances

Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 4.10

                           No Strict Construction

The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 4.11    Effect on the SPA

The foregoing consents and waivers are given solely in respect of the transactions described herein. Except as expressly set forth herein, all of the other terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Agreement, and shall not be in any way changed, modified or superseded by the terms set forth herein.

Section 4.12

Governing Law

 All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined pursuant to the Governing Law provision of the SPA.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ICP SOLAR TECHNOLOGIES, INC.,

 By:

_______________________________

Name:

Title:

[BUYER SIGNATURE PAGES COMMENCE ON THE NEXT PAGE]

BUYER SIGNATURE PAGES

TO

 ICP SOLAR TECHNOLOGIES, INC., AMENDMENT AGREEMENT

 DATED DECEMBER 31 2008

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Buyer: ________________________________________________________________

Signature of Authorized Signatory of Buyer: __________________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Email Address of Buyer: _________________________________________________________

Address for Notice of Buyer: